UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2013

FIRST DEFIANCE FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

OHIO	0-26850	34-1803915
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

601 Clinton Street, Defiance, Ohio 43512

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:      (419) 782-5015

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 – Regulation FD Disclosure

On December 11, 2013, First Defiance Financial Corp. (the “Company”) executed a securities repurchase instruction (the “Instruction”) with a broker intended to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Instruction will facilitate the repurchase of shares of the Company’s common stock pursuant to the stock repurchase plan announced by the Company on September 30, 2013.

The Instruction provides that commencing on January 24, 2014, a broker selected by the Company shall purchase, on the Company’s behalf, shares of the Company’s common stock in accordance with terms and limitations specified in the Instruction. There can be no assurance that any shares will be repurchased by the Company either pursuant to the Instruction or otherwise. The Company has the right to terminate the Instruction, so long as the termination is made in good faith and not as part of a scheme to evade the prohibitions of Rule 10b-5 under the Exchange Act or other applicable securities laws.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST DEFIANCE FINANCIAL CORP.

By:	/s/ Donald P. Hileman
Donald P. Hileman Chief Financial Officer

Date: December 11, 2013

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